SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  July 10, 1998
                                  -------------
                        (Date of earliest event reported)

                       New England Community Bancorp, Inc.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

             0-14550                                     06-1116165
             -------                                     ----------
     (Commission File Number)                (IRS Employer Identification No.)

        Post Office Box 130, Old Windsor Mall, Windsor, Connecticut 06095
        -----------------------------------------------------------------
                    (Address of principal executive offices)

                                 (860) 610-3600
                                 --------------
              (Registrant's telephone number, including area code)


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Form 8-K, Current Report
New England Community Bancorp, Inc.
Commission File No. 0-14550

         Item 5.  Other Events

         Pursuant to the terms of Plan and Agreement of Merger (the "Agreement"), dated February 10, 1998, by and between New England Community Bancorp, Inc. ("NECB") and Olde Port Bank & Trust ("OPBT"), a New Hampshire state-charted bank and trust company, on Friday, July 10, 1998 (the "Effective Time"), NECB acquired all of the issued and outstanding common stock, $1.00 par value, of OPBT ("OPBT Common Stock").

         At the Effective Time, OPBT was merged with and into NECB Interim Bank, an interim New Hampshire bank organized by NECB as a wholly-owned subsidiary solely for the purpose of facilitating the acquisition by NECB of OPBT--with OPBT being the surviving bank. OPBT continues its corporate existence as a New Hampshire state-chartered bank and trust company and is NECB's fourth wholly owned banking subsidiary.

         Under the terms of the Agreement, for each share of OPBT Common Stock, holders were to receive NECB Common Stock with a market value of $200.00. The exact exchange ratio was computed based upon the average closing price of NECB shares for the ten (10) days preceding the last regulatory approval. Based upon this average ($23.075), at the Effective Time each share of OPBT Common Stock outstanding immediately prior to the Effective Time was converted into the right to receive 8.6674 shares of NECB common stock for each share of OPBT common stock owned. The resulting transaction value totaled $13.7 million

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      None.

         (b)      None.

                   (c) Exhibits.

                  Exhibit No.        Description
                  -----------        ------------------------
                  99                 Press release dated July 10, 1998.

                                           New England Community Bancorp, Inc.
                                           -----------------------------------

Date: July 17, 1998                  By:   s/s Anson C. Hall
                                           -----------------
                                           Anson C. Hall

                                           Vice President and Treasurer
                                           (principal financial officer)





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                           Exhibit Index

               Exhibit No.           Description                         Page
               -----------           ---------------------------         ----
                    99               Press release dated July 10, 1998     3

Exhibit 99